Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made as of this 22nd day of August, 2008, by United eSystems, Inc., a Nevada corporation, (the “Debtor”), for the benefit of Robert J. Sorrentino, an individual residing in the State of Florida (the “Secured Party”).

WHEREAS, this Agreement is entered into in connection with the issuance of a certain Non-Interest Bearing Promissory Note made by the Debtor in favor of the Secured Party dated August 22, 2008 (the “Note”) in which the Debtor promises to pay to the Secured Party such sums as may be advanced from time to time to the Debtor by the Secured Party and pursuant to the Note, provided that the principal amount under the Note shall not exceed Five Hundred Thousand Dollars and No Cents.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in Section 7.

“Financing Statement” has the meaning set forth in Section 3.

“Obligations” means all indebtedness, liabilities and other obligations of the Debtor to the Secured Party, whether under or in connection with this Agreement, the Note, the Intercreditor Agreement, or any other documents or instruments related to this Agreement, the Note and the Intercreditor Agreement, including, without limitation, all unpaid principal of the Note, all interest (if any) that may accrue thereon, all fees and all other amounts payable by the Debtor to the Secured Party thereunder or in connection therewith.

“Subsequent Financing” has the meaning set forth in Section 4.

“Subsequent Indebtedness” has the meaning set forth in Section 4.

“Subsequent Lender” has the meaning set forth in Section 4.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Mississippi; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Mississippi, the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

2.           Security Interest.  As security for the payment and performance of the Obligations, the Debtor hereby pledges, assigns, transfers, hypothecates and sets over to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the Debtor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):  all accounts, accounts receivable, contract rights, rights to payment, chattel paper, electronic chattel paper, commercial tort claims, letter of credit rights and proceeds of letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to the Debtor; all deposit accounts, and all funds and amounts therein; all inventory; all equipment; all general intangibles and other personal property of the Debtor; and all proceeds, including insurance proceeds, and supporting obligations of any and all of the foregoing.  This Agreement shall create a continuing security interest in the Collateral that shall remain in effect until terminated in accordance with this Agreement.

3.           Financing Statement.  The Debtor will execute one or more financing statements pursuant to the UCC (and any extensions or modifications thereof) (each a “Financing Statement”) and any assignments in form satisfactory to the Secured Party, and the Debtor hereby appoints the Secured Party its attorney-in-fact to execute any financing statements and continuation statements, and to do, at the Secured Party’s option and at the Debtor’s expense, all acts and things that the Secured Party may deem necessary to perfect and continue perfected the security interest created by this Agreement.

4.           Subject to Additional Financing Agreement.  The Secured Party agrees and understands that the Debtor anticipates obtaining, from Thermo Credit, LLC (collectively, the “Subsequent Lender”), additional financing in an amount not to exceed $3,000,000 (the “Subsequent Financing”), the proceeds from which will primarily be utilized to purchase certain assets from NetCom Data Corp of N.Y. and American Timeshare Associates, Inc.  In connection with the Subsequent Financing, the Debtor anticipates issuing a promissory note that is secured by a security interest in the Collateral.  The Secured Party further agrees and understands that, in the event of such Subsequent Financing, the security interest in the Collateral granted herein shall, , be subordinated to or placed in equal priority with the security interest in the Collateral that will be granted to the Subsequent Lender in connection with the Subsequent Financing.

5.           Representations and Warranties.  The Debtor represents and warrants to the Secured Party that:

(a)           The Debtor has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Agreement.

(b)           The Debtor’s principal place of business is located at 15431 O’Neal Rd., Gulfport, MS 39503.

6.           Covenants.  So long as any of the Obligations remain unsatisfied, the Debtor agrees that:

(a)           The Debtor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b)           The Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c)           The Debtor shall give prompt written notice to the Secured Party of: (i) any change in the location of the Debtor’s principal place of business; (ii) any change in its name; (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; and (iv) any change in its jurisdiction of organization; provided that the Debtor shall not locate any of the Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside the United States.

(d)           The Debtor shall not surrender or lose possession of (other than to Secured Party or to the Subsequent Lender), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business.

(e)           The Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Debtor operates.

7.           Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           The failure of the Debtor to pay any payment hereunder on the due date for such payment, which failure shall continue for five days after written notice from the Secured Party of such failure to pay, provided, however, that the Debtor shall not be entitled to receive more than two such notices and cure periods during any twelve month period;

(b)           The failure of the Debtor to timely perform or observe any non-monetary term, covenant, condition or obligation contained in the Note, if such failure remains uncured upon expiration of ten days after written notice thereof is given by the Secured Party to the Debtor;

(c)           The appointment of a receiver for the property of the Debtor, the assignment for the benefit of creditors by the Debtor, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Debtor;

(d)           Any representation or warranty by the Debtor under or in connection with this Agreement, the Note or any other document shall prove to have been incorrect in any material respect when made or deemed made; or

(e)           The failure of the Debtor to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days from the occurrence thereof (unless the Secured Party reasonably determines that such failure is not capable of remedy).

8.           Remedies; Power of Attorney. Upon any Event of Default, the Secured Party shall have the right to pursue any of the following remedies separately, successively or simultaneously.

(a)           In such event, the Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

(b)           In such event, the Secured Party may file suit and obtain judgment and, in conjunction with any action, the Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

(c)           In such event, the Secured Party may take possession of any the Collateral if not already in its possession without demand and without legal process.  Upon the Secured Party’s demand, the Debtor will assemble and make the Collateral available to the Secured Party as they direct, and the Debtor grants to the Secured Party the right, for this purpose, to peaceably enter into or on any premises where Collateral may be located.

(d)           In such event, without taking possession, the Secured Party may sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

9.           Proceeds from Sales., The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations.  Any surplus thereof that exists after payment and performance in full of the Obligations shall be promptly paid over to the Debtor or otherwise disposed of in accordance with the UCC or other applicable law.  The Debtor shall remain liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of the Collateral.

10.           No Waiver. No delay or omission by the Secured Party to exercise any right or remedy accruing upon any Event of Default shall: (a) impair any right or remedy; (b) waive any default or operate as acquiescence to the Event of Default; or (c) affect any subsequent default of the same or of a different nature.

11.           Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and the Secured Party shall promptly execute and deliver to the Debtor such documents and instruments reasonably requested by the Debtor as shall be necessary to evidence termination of all such security interests given by the Debtor to the Secured Party hereunder.

12.           Notices.  The Secured Party shall give the Debtor such notice of any private or public sale as may be required by the UCC. All notices or other communications hereunder shall be in writing (including by facsimile or transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto.  All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class; and (iii) if sent by facsimile transmission, when sent.

IF TO DEBTOR:                    United eSystems, Inc.
                                               15431 O’Neal Rd.,
                                               Gulfport, Mississippi 39503
                                               Fax: 800-554-2074

IF TO SECURED PARTY:     Robert J. Sorrentino
                                                           3811 Hollow Crossing Drive
                                                           Orlando, Florida 32817
                                                           Fax: 609-387-8850

13.           Severability.  Should any provision of this Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement

14.           Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

15.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Mississippi, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Mississippi.

16.           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Signatures on the next page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR:
United eSystems, Inc.

By: /s/ Walter R. Green, Jr.
Walter R. Green, Jr.
Secretary and Treasurer

SECURED PARTY:

/s/ Robert J. Sorrentino
Robert J. Sorrentino